UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

SECURUS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14651 DALLAS PARKWAY, SUITE 600
DALLAS, TEXAS 75254-8815
(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code): (972) 277-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 25, 2010, Securus Technologies, Inc. (“Securus”) engaged Jefferies Finance LLC or its designee to arrange a portion of the refinancing of Securus' existing outstanding indebtedness, including its Revolving Credit Facility due 2011, 11.0% Second Priority Senior Secured Notes due 2011, and 17.0% Subordinated Notes due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Securus has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURUS TECHNOLOGIES, INC.

March 25, 2010	/s/ WILLIAM D. MARKERT
William D. Markert Chief Financial Officer